*LL&E-ROYALTY TRUST

LL&E ROYALTY TRUST ANNOUNCES TRUST DISTRIBUTION FOR SEPTEMBER 2005

LL&E ROYALTY TRUST

JPMORGAN CHASE BANK, N.A. - TRUSTEE                     NEWS
                                                      RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS (August 26, 2005) -- LL&E Royalty Trust (NYSE SYMBOL-LRT) announced today the Trust income distribution for the month of September 2005. This distribution represents amounts payable to the Trust with respect to production for the month of June 2005. Unit holders of record on September 6, 2005 will receive a distribution of $346,956 or approximately $.018269 per Unit payable on September 15, 2005.

The distribution includes no proceeds from the Jay Field property due to excess production costs. Excess production costs to be recouped from future proceeds at the Jay Field property totaled $590,750.

The Working Interest Owner ("Owner"), under the terms of the Trust Conveyance, is permitted to escrow funds up to 125% of the estimated future costs such as dismantlement costs and capital expenditures for the properties in which the Trust has an interest (Special Cost Escrow). According to the most recent reserve report, estimated dismantlement costs are $16.6 million for Jay Field property, $1.0 million for South Pass 89 property and $1.4 million for Offshore Louisiana property. The Owner has informed the Trustee that it has elected not to escrow any additional funds at this time. However, the Owner intends to continue to monitor each of the properties in which the Trust has an interest for possible changes in relevant factors, which may warrant a need for additional escrow. To date, the amounts escrowed for future dismantlement costs total approximately $4.5 million for Jay Field property, $2.6 million for South Pass 89 property and $3.0 million for the Offshore Louisiana property. The amounts escrowed on the South Pass 89 and Offshore Louisiana properties exceed 125% of the estimated future dismantlement costs by approximately $1.35 million and $1.25 million respectively. The Trust Conveyance permits, but does not require, the Owner to release the excess escrowed funds, and the Owner has informed the Trustee that it does not intend to release any portion of the escrowed funds at this time.

Gross Proceeds prior to deductions for Production Costs for the month of June 2005 by property are as follows: $2,163,533 for Jay Field property, $142,874 for South Pass 89 property, and $530,048 for Offshore Louisiana property.

Production Costs for the month of June 2005 by property are as follows:
$2,754,283 for Jay Field property, $43,365 for South Pass 89 property and $203,342 for Offshore Louisiana property.

There was no deduction made for the Special Cost Escrow in June 2005. Fee Lands Royalties for the month of June 2005 totaled $54,493. Trust related expenses for the month of June 2005 totaled $51,327.

The Gross Proceeds, Production Costs and Special Cost Escrow numbers stated above relate to each property as a whole. The Trust's interest in these properties is 50% for Jay Field, 50% for South Pass 89 and 90% for Offshore Louisiana.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, timing and extent of capital expenditures. In addition, the amount of future distributions will depend on the amounts escrowed by the Working Interest Owner as described above.

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders. An investment in Units issued by LL&E Royalty Trust is subject to the risks described in the Trust's Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and all of its other filings with the Securities and Exchange Commission. The Trust's annual, quarterly and other filed reports are available over the Internet at the SEC's web site at http://www.sec.gov.

The Trust income distribution announcement for the month of October will be made on or about September 23, 2005.




CONTACT:   LL&E ROYALTY TRUST
           JPMORGAN CHASE BANK, N.A., AS TRUSTEE
           MIKE ULRICH
           (800) 852-1422
           WWW.BUSINESSWIRE.COM/CNN/LRT.HTM